Exhibit 10.1

November 22, 2013

Keith Nealon
c/o ShoreTel, Inc.
960 Stewart Drive
Sunnyvale, CA  94085

Dear Keith,

RE:            Transitional Employment

We acknowledge receipt of your resignation of employment to be effective on February 28, 2014.  We are pleased that you will be staying on in your current role through December 31, 2013 and in an advisory role for a transitional period of employment with us (“ShoreTel” or the “Company”).  This letter (the “Agreement”) confirms the agreement between you and ShoreTel regarding the terms of your continued transitional employment and your separation and offers you such continued transitional employment and potential separation compensation in exchange for a general release of claims and covenant not to sue.

Position and Duties. Commencing January 1, 2014, you will be employed in the position of advisor to the Company’s Chief Executive Officer.  We anticipate that your full-time transitional employment will commence on January 1, 2014 and that your last day of employment with the Company will be the earlier of February 28, 2014 or any earlier date on which your employment ends (the “Separation Date” and such period of employment, the “Transition Period”).   Your duties during the Transition Period will include supporting integration activities, and advising and providing support as reasonably requested by the CEO.

Your employment with ShoreTel is employment “at-will”. This means that you are free to terminate your employment with ShoreTel at any time, with or without Cause. Likewise, ShoreTel has the right to terminate your employment with or without Cause, and with or without notice, at any time.

Transition Compensation and Benefits. Provided you both accept this Agreement and sign and do not revoke the general release and waiver of claims in favor of the Company, in the form attached hereto (the “First Release”), and satisfy all conditions stated in the First Release to make such release effective as of the date of this Agreement, you will be eligible for continued employment during the Transition Period and the compensation set forth in this “Transition Compensation and Benefits” section.

Until the Separation Date, the Company will continue to pay you your regular base salary (annualized at $285,000), and you will continue to be eligible for benefits currently afforded to you, including vacation accrual, participation in the ESPP, 401(k) Plan, continued vesting of your equity awards and Company-sponsored health benefit plans to the fullest extent allowed by such plans.

You will remain eligible to receive and will be paid your bonus under the Company’s executive bonus plan for the first half of the Company’s 2014 fiscal year for which you were eligible in your capacity as the Company’s President & General Manager, Cloud Division, subject to determination and approval by the Company’s Board of Directors (the “1HFY14 Variable Bonus”) and your continued employment on the earlier of: (a) the date the bonus is paid, and (b) February 28, 2014.  For clarity, there will be no adjustment to the 1HFY14 Variable Bonus paid to you based on any calculation of the Company’s executive bonus plan for the second half of the Company’s 2014 fiscal year.

You acknowledge that the Company paid you a one-time bonus in connection with your promotion to President and General Manager of ShoreTel’s Cloud Division in the amount of $76,250, (the “CY13 Performance Bonus”) and pursuant to the terms of the CY13 Performance Bonus the parties acknowledge that you are required to repay to the Company on a prorated basis the CY13 Performance Bonus in the event you voluntarily terminate your employment with the Company prior to February 1, 2014.  Provided you remain employed through February 1, 2014 and the Company has not terminated your employment for Cause prior to such date, then, the Company and you acknowledge that your obligation to repay the CY13 Performance shall lapse on such date.

For the avoidance of doubt, the parties agree that other than the 1HFY14 Variable Bonus and the CY13 Performance Bonus, you will not be eligible for any other bonus from the Company, including, but not limited to any bonus that relates to the second half of the Company’s 2014 fiscal year.

Provided you remain employed through February 28, 2014 and the Company has not terminated your employment for Cause, then, the Company releases you from your obligation to repay the Conditional Bonus as provided for in the letter agreement between you and the Company dated September 20, 2013 (the “Conditional Bonus Agreement”).

Conclusion of Transition Period.  As additional consideration for your continued transitional employment during the Transition Period and the compensation set forth above, you also agree to sign and not revoke a general release and waiver of claims in a form reasonably acceptable to the Company, which shall be in the form attached hereto (the “Second Release”) and satisfy all conditions stated in the Second Release to make such release effective within sixty (60) days following your Separation Date.  If you refuse to do so, you hereby agree to re-pay to the Company fifty percent (50%) of the base salary payments that you received during the Transition Period no later than ninety (90) days following your Separation Date.

Final Payment of Wages and Vacation Pay.  You will be provided a final paycheck for all salary, reimbursable expenses, accrued vacation and any similar payments due you from the Company as of the Separation Date, regardless of whether you accept this Agreement.

Waiver of Severance and Benefits in Retention Agreement.  By accepting this offer and signing this Agreement you expressly acknowledge and waive any and all rights you may have in connection with a termination of employment or change of control as set forth in your retention incentive agreement between you and the Company dated February 1, 2013 (the “Retention Agreement”), including any rights you may have with respect to equity vesting acceleration, cash severance and the Company’ reimbursement of COBRA premiums.  For the avoidance of doubt, your execution of this Agreement serves as your acknowledgement that you are not entitled to, and do waive, any of the severance, vesting acceleration and benefits that are set forth in your Retention Agreement, or any other agreement except as explicitly provided in this Agreement.

Transition Period Benefits.  If the Company terminates your employment without Cause prior to February 28, 2014, then, although you otherwise would not have been entitled to receive any severance benefits from the Company, provided you have signed this Agreement and if you sign and do not revoke the Second Release and satisfy all conditions stated in the Second Release to make such release effective within sixty (60) days following your Separation Date, then no later than the 61st day following your Separation Date: (i) the Company will pay you in a lump sum the remaining base salary you would have been paid had you remained employed through February 28, 2014; (ii) the Company will pay you in a lump sum your 1HFY14 Variable Bonus, to the extent your Separation Date occurs on or after the applicable measurement period and such bonus has not already been paid to you; and (iii) you will be entitled to accelerated vesting of your outstanding equity awards as though you had remained employed with the Company through February 28, 2014 (the benefits and payments in subsections (i) – (iii), the “Transition Period Benefits”).

For clarity, if you voluntarily resign your employment or the Company terminates your employment for Cause prior to February 28, 2014, you will not be entitled to any of the Transition Period Benefits set forth in this section.

The term “Cause” shall have the same definition as in the Retention Agreement.  The “Employment, Invention and Arbitration Agreement” shall be defined as the Company’s Employment, Confidential Information, Invention Assignment Agreement, and Arbitration Agreement, dated January 30, 2012.
Confidential Information.  During the Transition Period, you shall continue to maintain the confidentiality of all confidential and proprietary information of the Company.  You shall continue to comply with the terms and conditions of the Employment, Invention and Arbitration Agreement.  you shall return all of the Company’s property and confidential and proprietary information in your possession to the Company on the Separation Date.

Non-Solicitation.  You agree that for a period of twelve (12) months immediately following the Separation Date, you shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, either for yourself or any other person or entity without the prior written consent of the Company.  During such period of twelve (12) months immediately following the Separation Date, you further agree not to otherwise interfere with the relationship of the Company or any of its subsidiaries or affiliates with any person who, to your knowledge, is employed by or otherwise engaged to perform services for the Company or its subsidiaries or affiliates (including, but not limited to, any independent sales representatives or organizations) or who is, or was within the then-most recent prior twelve‑month period as of the Separation Date, a customer or client of the Company, or any of its subsidiaries.  For the avoidance of doubt, general solicitations, such as advertising or websites, not specifically targeted at specific employees of the Company, shall not constitute a direct or indirect solicitation for the purposes of this paragraph.

Notwithstanding the foregoing, this paragraph shall not limit, but shall instead supplement, the Company’s employee policies, including without limitation the provisions set forth in the Employment, Invention and Arbitration Agreement.

Non-Competition.  In consideration for your continued employment during the Transition Period and your eligibility for the Transition Period Benefits, you agree that for a period of twelve (12) months immediately following the Separation Date, you shall not as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, stockholder, investor, lender or guarantor of any corporation, partnership or other entity, or in any other capacity directly or indirectly  participate or engage in, or render any services to any business engaged in, the design, development, manufacture, operation, production, marketing, sale or servicing of any product, or the provision of any service, that is directly competitive or substantially similar to ShoreTel’s business (“Business”) in the Restrictive Territory (as defined below).

Notwithstanding the foregoing, you may (i) own, directly or indirectly, solely as an investment, up to one percent (1%) of any class of “publicly traded securities” of any business that is competitive or substantially similar to the Business, and (ii) work for a division, entity or subgroup of any of such companies that engages in the Business so long as such division, entity or subgroup does not engage in the Business.

The term “publicly traded securities” shall mean securities that are traded on a national securities exchange.

The term “Restrictive Territory” shall mean each of the fifty states of the United States, Mexico and Canada.

Taxes.  All amounts payable to you pursuant to this Agreement will be subject to applicable withholding taxes.  For purposes of this Agreement, with respect to any payment that is subject to (and not exempt from) Section 409A of the Code, no payment shall be made on termination of your employment unless such termination is a “separation from service” within the meaning of Section 409A of the Internal Revenue Code, and Section 1.409A-1(h) of the regulations thereunder.

Choice of Law.  This Agreement will be construed and interpreted in accordance with the laws of the State of Texas (other than their choice-of-law provisions).

Arbitration.  The parties agree that any controversy or any claim arising out of or relating to the interpretation, enforceability or breach of this Agreement, including all attachments, shall be settled by arbitration in accordance with the arbitration provision of the Employment, Invention and Arbitration Agreement.  If for any reason the arbitration procedure set forth in the Employment, Invention and Arbitration Agreement is unavailable, you agree to arbitration under the employment arbitration rules of the American Arbitration Association or any successor hereto.  The parties further agree that the arbitrator shall not be empowered to add to, subtract from, or modify, alter or amend the terms of the Agreement, including all attachments.  Any applicable arbitration rules or policies shall be interpreted in a manner so as to ensure their enforceability under applicable state or federal law.

Public Filing.  The parties understand and agree that this Agreement will need to be filed with the Securities and Exchange Commission and that its confidentiality cannot be protected.

Entire Agreement.  This Agreement represents the entire agreement and understanding between the Company and you concerning the subject matter of this Agreement and your relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the parties concerning the subject matter of this Agreement and your relationship with the Company, including the existing Retention Agreement, and excluding (a) the Employment, Invention and Arbitration Agreement, (b) the agreements governing the stock options and restricted stock units (including the equity compensation plan under which such awards were granted) other than as may be amended in this Agreement, (c) the Conditional Bonus Agreement and the CY13 Performance Bonus to the extent not modified herein or (d) any agreements between the Company and you relating to any and all right that you may have to indemnification by the Company pursuant to the by-laws and certificate of incorporation of the Company or pursuant to any agreement between the Company and you.

[Remainder Blank]

Execution.  This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement.  Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

Please indicate your agreement with the above terms by signing below.

Sincerely,

/s/ Don Joos

Don Joos
President and Chief Executive Officer

I agree to the terms of this Agreement, and I am voluntarily signing this release of all claims.  I acknowledge that I have read and understand this Agreement, and I understand that I cannot pursue any of the claims and rights that I have waived in this Agreement at any time in the future

/s/ Keith Nealon	11/22/13
Keith Nealon	Date

First Release

Release Agreement

In consideration of the continued employment during the Transition Period and the related continued compensation  (the “Transitional Employment Benefits”) offered to me by ShoreTel, Inc. (the “Employer”) pursuant to my letter agreement regarding transitional employment with Employer dated November [__], 2013 (the “Agreement”), I agree to the following general release (the “Release”).

1.    On behalf of myself, my heirs, executors, administrators, successors, and assigns, I hereby fully and forever generally release and discharge Employer, its current, former and future parents, subsidiaries, affiliated companies, related entities, employee benefit plans, and their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns (collectively, the “Company”) from any and all claims, causes of action, and liabilities up through the date of my execution of the Release.  The claims subject to this release include, but are not limited to, those relating to my employment with Employer and/or any predecessor or successor to Employer.  All such claims (including related attorneys’ fees and costs) are barred without regard to whether those claims are based on any alleged breach of a duty arising in statute, contract, or tort.  This expressly includes waiver and release of any rights and claims arising under any and all laws, rules, regulations, and ordinances, including, but not limited to: Title VII of the Civil Rights Act of 1964; the Americans With Disabilities Act; the Fair Labor Standards Act; the National Labor Relations Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); the Workers Adjustment and Retraining Notification Act; the California Fair Employment and Housing Act (if applicable); the provisions of the California Labor Code (if applicable); the Equal Pay Act of 1963; and any similar law of any other state or governmental entity.  The parties agree to apply California law in interpreting the Release.  Accordingly, I further waive any rights under Section 1542 of the Civil Code of the State of California or any similar state statute.  Section 1542 states: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known to him, must have materially affected his settlement with the debtor.”

2.    This Release does not extend to, and has no effect upon, any benefits that have accrued, and to which I have become vested, under any employee benefit plan within the meaning of ERISA sponsored by the Company.

3.    I hereby irrevocably covenant to refrain from asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against the Company based upon any claim released pursuant to Section 1. If I or any assignee of mine brings any claim, suit, action or manner of action against the Company in administrative proceedings, in arbitration, at law, in equity, or mixed, with respect to any claim released pursuant to Section 1 or otherwise of a type to be released pursuant to Section 1, then I shall compensate and reimburse the Company in the amount or value of any final judgment or settlement (monetary or other) and any related cost (including reasonable legal fees) entered against, paid or incurred by the Company.

4.    In understanding the terms of the Release and my rights, I have been advised to consult with an attorney of my choice prior to executing the Release.  I understand that nothing in this Release is intended to constitute an unlawful release or waiver of any of my rights under any laws and/or to prevent, impede, or interfere with my ability and/or rights, if any:  (a) under applicable workers’ compensation laws; (b) to seek unemployment benefits; (c) to file a charge or complaint with a government agency such as but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, or any applicable state agency; (d) provide truthful testimony if under subpoena to do so, (e) file a claim with any state or federal agency or to participate or cooperate in such a matter, and/or (f) to challenge the validity of this release.  Furthermore, notwithstanding any provisions and covenants herein, the Release shall not waive (a) any rights to indemnification I may have as an officer of Employer or otherwise in connection with my employment with Employer, under Employer’s bylaws or other governing instruments or any agreement addressing such subject matter between Employer and me (including any fiduciary insurance policy maintained by Employer under which I am covered) or under any merger or acquisition agreement addressing such subject matter, (b) any obligations owed to me pursuant to the Agreement, (c) my rights of insurance under any liability policy covering Employer’s officers (in addition to the rights under subsection (a) above), or (d) any accrued but unpaid wages; any reimbursement for business expenses pursuant to Employer’s policies for such reimbursements, any outstanding claims for benefits or payments under any benefit plans of Employer or subsidiaries, any accrued but unused vacation, any ongoing agreements evidencing outstanding equity awards granted to me, any obligations owed to me pursuant to the terms of outstanding written agreements between myself and Employer and any claims I may not release as a matter of law, including indemnification claims under applicable law. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be resolved through binding arbitration pursuant to Section 11 below, and the arbitration provision set forth in the Agreement.

5.    I understand and agree that Employer will not provide me with the Transitional Employment Benefits unless I execute the Release.  I also understand that I will receive, regardless of the execution of the Release, all wages owed to me together with any accrued but unused vacation pay, less applicable withholdings and deductions, earned through my termination date.

6.    As part of my existing and continuing obligations to Employer, prior to my Separation Date, I agree to return to Employer all documents (and all copies thereof) and other property belonging to Employer that I have had in my possession at any time, including but not limited to files, notes, drawings, records, business plans and forecasts, financial information, specification, computer-recorded information, tangible property (including, but not limited to, computers, laptops, pagers, etc.), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of Employer (and all reproductions thereof).  I understand that, even if I do not sign the Release, I am still bound by any and all confidential/proprietary/trade secret information, non-disclosure and inventions assignment agreement(s) signed by me in connection with my employment with Employer, or with a predecessor or successor of Employer, pursuant to the terms of such agreement(s), including, but not limited to the Employment, Confidential Information, Invention Assignment Agreement, and Arbitration Agreement, dated January 30, 2012 (the “Employment, Invention and Arbitration Agreement”).

7.    I represent and warrant that I am the sole owner of all claims relating to my employment with Employer and/or with any predecessor of Employer, and that I have not assigned or transferred any claims relating to my employment to any other person or entity.

8.    I agree to keep the Transitional Employment Benefits and the provisions of this Release confidential and not to reveal their contents to anyone except my lawyer, my spouse or other immediate family member, and/or my financial consultant, or as required by legal process or applicable law; until such time as the such information is publicly filed with the Securities and Exchange Commission.

9.    I understand and agree that the Release shall not be construed at any time as an admission of liability or wrongdoing by either the Company or me.

10. I agree that I will not make any negative or disparaging statements or comments, either as fact or as opinion, about the Company, its employees, officers, directors, shareholders, vendors, products or services, business, technologies, market position or performance. Nothing in this paragraph shall prohibit me from providing truthful information in response to a subpoena or other legal process.

11. Any controversy or any claim arising out of or relating to the interpretation, enforceability or breach of the Release shall be settled by arbitration in accordance with the arbitration provision of the Employment, Invention and Arbitration Agreement.  If for any reason the arbitration procedure set forth in the Employment, Invention and Arbitration Agreement is unavailable, I agree to arbitration under the employment arbitration rules of the American Arbitration Association or any successor hereto.  The parties further agree that the arbitrator shall not be empowered to add to, subtract from, or modify, alter or amend the terms of the Release.  Any applicable arbitration rules or policies shall be interpreted in a manner so as to ensure their enforceability under applicable state or federal law.

12. I agree that I have had sufficient time in which to consider whether to execute the Release, no one hurried me into executing the Release during that period, and no one coerced me into executing the Release.  I understand that this Release is effective and enforceable upon its execution the “Effective Date”) and may not be revoked.

13. In executing the Release, I acknowledge that I have not relied upon any statement made by Employer, or any of its representatives or employees, with regard to the Release unless the representation is specifically included herein.  Furthermore, the Release and the Agreement contain our entire understanding regarding eligibility for and the payment of severance benefits and supersedes any or all prior representations and agreements regarding the subject matter.  Once effective and enforceable, this agreement can only be changed by another written agreement signed by me and an authorized representative of Employer.

14. Should any provision of the Release be determined by an arbitrator, court of competent jurisdiction, or government agency to be wholly or partially invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms, or provisions are intended to remain in full force and effect. Specifically, should a court, arbitrator, or agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release and the waiver of unknown claims above shall otherwise remain effective to release any and all other claims.  I acknowledge that I have obtained sufficient information to intelligently exercise my own judgment regarding the terms of the Release before executing the Release.

[Signature Page to First Release Follows]

EXECUTIVE’S ACCEPTANCE OF FIRST RELEASE

BEFORE SIGNING MY NAME TO THE RELEASE, I STATE THE FOLLOWING:  I HAVE READ THE RELEASE, I UNDERSTAND IT AND I KNOW THAT I AM GIVING UP IMPORTANT RIGHTS.  I HAVE OBTAINED SUFFICIENT INFORMATION TO INTELLIGENTLY EXERCISE MY OWN JUDGMENT. I HAVE BEEN ADVISED THAT I SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING IT, AND I HAVE SIGNED THE RELEASE KNOWINGLY AND VOLUNTARILY.

Date delivered to employee ___________, ______.

Executed this ___________ day of ___________, ______.

Signature

Keith Nealon
Name

[Signature Page to First Release]

Second Release

Release Agreement

In consideration of the Transition Period Benefits (the “Transition Period Benefits”) offered to me by ShoreTel, Inc. (the “Employer”) pursuant to my letter agreement regarding transitional employment with Employer dated November [__], 2013 (the “Agreement”), and in connection with the termination of my employment, I agree to the following general release (the “Release”).

1.    On behalf of myself, my heirs, executors, administrators, successors, and assigns, I hereby fully and forever generally release and discharge Employer, its current, former and future parents, subsidiaries, affiliated companies, related entities, employee benefit plans, and their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns (collectively, the “Company”) from any and all claims, causes of action, and liabilities up through the date of my execution of the Release.  The claims subject to this release include, but are not limited to, those relating to my employment with Employer and/or any predecessor or successor to Employer and the termination of such employment.  All such claims (including related attorneys’ fees and costs) are barred without regard to whether those claims are based on any alleged breach of a duty arising in statute, contract, or tort.  This expressly includes waiver and release of any rights and claims arising under any and all laws, rules, regulations, and ordinances, including, but not limited to: Title VII of the Civil Rights Act of 1964; the Older Workers Benefit Protection Act; the Americans With Disabilities Act; the Age Discrimination in Employment Act; the Fair Labor Standards Act; the National Labor Relations Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); the Workers Adjustment and Retraining Notification Act; the California Fair Employment and Housing Act (if applicable); the provisions of the California Labor Code (if applicable); the Equal Pay Act of 1963; and any similar law of any other state or governmental entity.  The parties agree to apply California law in interpreting the Release.  Accordingly, I further waive any rights under Section 1542 of the Civil Code of the State of California or any similar state statute.  Section 1542 states: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known to him, must have materially affected his settlement with the debtor.”

2.    This Release does not extend to, and has no effect upon, any benefits that have accrued, and to which I have become vested, under any employee benefit plan within the meaning of ERISA sponsored by the Company.

3.    I hereby irrevocably covenant to refrain from asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against the Company based upon any claim released pursuant to Section 1. If I or any assignee of mine brings any claim, suit, action or manner of action against the Company in administrative proceedings, in arbitration, at law, in equity, or mixed, with respect to any claim released pursuant to Section 1 or otherwise of a type to be released pursuant to Section 1, then I shall compensate and reimburse the Company in the amount or value of any final judgment or settlement (monetary or other) and any related cost (including reasonable legal fees) entered against, paid or incurred by the Company.

4.    In understanding the terms of the Release and my rights, I have been advised to consult with an attorney of my choice prior to executing the Release.  I understand that nothing in this Release is intended to constitute an unlawful release or waiver of any of my rights under any laws and/or to prevent, impede, or interfere with my ability and/or rights, if any:  (a) under applicable workers’ compensation laws; (b) to seek unemployment benefits; (c) to file a charge or complaint with a government agency such as but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, or any applicable state agency; (d) provide truthful testimony if under subpoena to do so, (e) file a claim with any state or federal agency or to participate or cooperate in such a matter, and/or (f) to challenge the validity of this release.  Furthermore, notwithstanding any provisions and covenants herein, the Release shall not waive (a) any rights to indemnification I may have as an officer of Employer or otherwise in connection with my employment with Employer, under Employer’s bylaws or other governing instruments or any agreement addressing such subject matter between Employer and me (including any fiduciary insurance policy maintained by Employer under which I am covered) or under any merger or acquisition agreement addressing such subject matter, (b) any obligations owed to me pursuant to the Agreement, (c) my rights of insurance under any liability policy covering Employer’s officers (in addition to the rights under subsection (a) above), or (d) any accrued but unpaid wages; any reimbursement for business expenses pursuant to Employer’s policies for such reimbursements, any outstanding claims for benefits or payments under any benefit plans of Employer or subsidiaries, any accrued but unused vacation, any ongoing agreements evidencing outstanding equity awards granted to me, any obligations owed to me pursuant to the terms of outstanding written agreements between myself and Employer and any claims I may not release as a matter of law, including indemnification claims under applicable law. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be resolved through binding arbitration pursuant to Section 11 below, and the arbitration provision set forth in the Agreement.

5.    I understand and agree that Employer will not provide me with the Transition Period Benefits unless I execute the Release.  I also understand that I have received or will receive, regardless of the execution of the Release, all wages owed to me together with any accrued but unused vacation pay, less applicable withholdings and deductions, earned through my termination date.

6.    As part of my existing and continuing obligations to Employer, I have returned to Employer all documents (and all copies thereof) and other property belonging to Employer that I have had in my possession at any time, including but not limited to files, notes, drawings, records, business plans and forecasts, financial information, specification, computer-recorded information, tangible property (including, but not limited to, computers, laptops, pagers, etc.), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of Employer (and all reproductions thereof).  I understand that, even if I do not sign the Release, I am still bound by any and all confidential/proprietary/trade secret information, non-disclosure and inventions assignment agreement(s) signed by me in connection with my employment with Employer, or with a predecessor or successor of Employer, including, but not limited to the Employment, Confidential Information, Invention Assignment Agreement, and Arbitration Agreement, dated January 30, 2012 (the “Employment, Invention and Arbitration Agreement”).

7.    I represent and warrant that I am the sole owner of all claims relating to my employment with Employer and/or with any predecessor of Employer, and that I have not assigned or transferred any claims relating to my employment to any other person or entity.

8.    I agree to keep the Transition Period Benefits and the provisions of this Release confidential and not to reveal their contents to anyone except my lawyer, my spouse or other immediate family member, and/or my financial consultant, or as required by legal process or applicable law; until such time as the such information is publicly filed with the Securities and Exchange Commission.

9.    I understand and agree that the Release shall not be construed at any time as an admission of liability or wrongdoing by either the Company or me.

10. I agree that I will not make any negative or disparaging statements or comments, either as fact or as opinion, about the Company, its employees, officers, directors, shareholders, vendors, products or services, business, technologies, market position or performance. Nothing in this paragraph shall prohibit me from providing truthful information in response to a subpoena or other legal process.

11. Any controversy or any claim arising out of or relating to the interpretation, enforceability or breach of the Release shall be settled by arbitration in accordance with the arbitration provision of the Employment, Invention and Arbitration Agreement.  If for any reason the arbitration procedure set forth in the Employment, Invention and Arbitration Agreement is unavailable, I agree to arbitration under the employment arbitration rules of the American Arbitration Association or any successor hereto.  The parties further agree that the arbitrator shall not be empowered to add to, subtract from, or modify, alter or amend the terms of the Release.  Any applicable arbitration rules or policies shall be interpreted in a manner so as to ensure their enforceability under applicable state or federal law.

12. I agree that I have had at least twenty-one (21) calendar days in which to consider whether to execute the Release, no one hurried me into executing the Release during that period, and no one coerced me into executing the Release.  I understand that the offer of the Transition Period Benefits and the Release shall expire on the twenty-second (22nd) calendar day after my employment termination date if I have not accepted it by that time.  I further understand that Employer’s obligations under the Release shall not become effective or enforceable until the eighth (8th) calendar day after the date I sign the Release provided that I have timely delivered it to Employer (the “Effective Date”) and that in the seven (7) day period following the date I deliver a signed copy of the Release to Employer I understand that I may revoke my acceptance of the Release.  I understand that the Transition Period Benefits will become available to me after the Effective Date.

13. In executing the Release, I acknowledge that I have not relied upon any statement made by Employer, or any of its representatives or employees, with regard to the Release unless the representation is specifically included herein.  Furthermore, the Release and the Agreement contain our entire understanding regarding eligibility for and the payment of severance benefits and supersedes any or all prior representations and agreements regarding the subject matter.  Once effective and enforceable, this agreement can only be changed by another written agreement signed by me and an authorized representative of Employer.

14. Should any provision of the Release be determined by an arbitrator, court of competent jurisdiction, or government agency to be wholly or partially invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms, or provisions are intended to remain in full force and effect. Specifically, should a court, arbitrator, or agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release and the waiver of unknown claims above shall otherwise remain effective to release any and all other claims.  I acknowledge that I have obtained sufficient information to intelligently exercise my own judgment regarding the terms of the Release before executing the Release.

[Signature Page to Second Release Agreement Follows]

EXECUTIVE’S ACCEPTANCE OF SECOND RELEASE

BEFORE SIGNING MY NAME TO THE RELEASE, I STATE THE FOLLOWING:  I HAVE READ THE RELEASE, I UNDERSTAND IT AND I KNOW THAT I AM GIVING UP IMPORTANT RIGHTS.  I HAVE OBTAINED SUFFICIENT INFORMATION TO INTELLIGENTLY EXERCISE MY OWN JUDGMENT. I HAVE BEEN ADVISED THAT I SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING IT, AND I HAVE SIGNED THE RELEASE KNOWINGLY AND VOLUNTARILY.

Date delivered to employee ___________, ______.

Executed this ___________ day of ___________, ______.

Signature

Keith Nealon
Name

[Signature Page to Second Release]